UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On April 20, 2016, Glacier Bancorp, Inc., Kalispell, Montana (“GBCI”) and its wholly owned subsidiary, Glacier Bank (“Glacier Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Treasure State Bank (“TSB”). Under the terms of the Merger Agreement, TSB will merge with and into Glacier Bank, with Glacier Bank surviving as a wholly owned subsidiary of GBCI.

Effective at the time of the merger, the outstanding common shares of TSB will be exchanged for shares of GBCI common stock and cash with a total aggregate value (based on Glacier’s closing price of $26.50 on the date the Merger Agreement was executed) of $12.9 million, subject to certain adjustments based on the price of GBCI common stock for a specified period before closing.

Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of TSB. For information regarding the terms of the proposed transaction, reference is made to the press release dated April 20, 2016, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated April 20, 2016.

99.2	Presentation dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2016	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer